As filed with the Securities and Exchange Commission on August 12, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Inotek Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	1834	04-3475813
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

131 Hartwell Avenue, Suite 105

Lexington, MA 02421

(781) 676-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David P. Southwell

President and Chief Executive Officer

Inotek Pharmaceuticals Corporation

131 Hartwell Avenue, Suite 105

Lexington, MA 02421

(781) 676-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Edwin M. O’Connor, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, Massachusetts 02109 (617) 570-1000	Babak Yaghmaie Divakar Gupta Joshua Kaufman Cooley LLP 1114 Avenue of the Americas New York, NY 10036 (212) 479-6000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-206027

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐		Smaller reporting company ☒
		(Do not check if a smaller reporting company	)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	1,035,000	$12.75	$13,196,250	$1,533.41

(1)	Represents only the additional number of shares being registered and includes shares of common stock that may be purchased by the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-206027).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $66,705,750 on a Registration Statement on Form S-1 (File No. 333-206027), which was declared effective by the Securities and Exchange Commission on August 12, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $13,196,250 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ over-allotment option.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Inotek Pharmaceuticals Corporation is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-206027), which we originally filed on July 31, 2015, as amended, or the Registration Statement, and which the SEC declared effective on August 12, 2015.

We are filing this registration statement for the sole purpose of increasing by 1,035,000 shares the number of shares of our common stock to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, Commonwealth of Massachusetts, on the 12th day of August 2015.

Inotek Pharmaceuticals Corporation

By:	/s/ David P. Southwell

David P. Southwell
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Southwell David P. Southwell	President, Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2015

* Dale Ritter	Vice President—Finance (Principal Financial and Accounting Officer)	August 12, 2015

* A.N. “Jerry” Karabelas, Ph.D.	Director	August 12, 2015

* Ittai Harel	Director	August 12, 2015

* Paul G. Howes	Director	August 12, 2015

* Richard N. Spivey	Director	August 12, 2015

* Isai Peimer	Director	August 12, 2015

* Martin Vogelbaum	Director	August 12, 2015

*By:	/s/ David P. Southwell
David P. Southwell Attorney-in-Fact

Exhibit index

Exhibit number	Description of exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-1 (File No. 333-206027) filed July 31, 2015, as amended)